Exhibit 99.1

Kowabunga!® Reports Fourth Quarter and Full Year 2008 Financial Results

CLEARWATER, Fla. — March 31, 2009 — Kowabunga!®, Inc.  (NYSE-AMEX: KOW) reported financial results for the fourth quarter and year ended December 31, 2008.

"2008 was a year of transformation for Kowabunga," said Richard K. Howe, Kowabunga’s President and Chief Executive Officer, "As we look forward, the changes we have made will provide a more stable platform upon which to create shareholder value."

Fourth Quarter 2008 Results

Revenue from continuing operations totaled $12.2 million for the three months ended December 31, 2008, up 42% from $8.6 million in the comparable period of 2007.

Net loss from continuing operations was $34.3 million for the three months ended December 31, 2008, compared with a net loss from continuing operations of $0.9 million in the comparable period of 2007.  The net loss from continuing operations for the three months ended December 31, 2008 contains an impairment of goodwill and intangible assets of $28.7 million and an allowance on deferred tax assets of $9.8 million.

The net loss from discontinued operations, net of income taxes, for the three months ended December 31, 2008 was $8.0 million, compared with a net income from discontinued operations, net of income taxes of $0.7 million, in the comparable period of 2007.  The net loss from discontinued operations for the three months ended December 31, 2008 includes a write-down of assets to reflect estimated net realizable value less selling cost of $6.9 million. There was no comparable item for the three months ended December 31, 2007.

EBITDA was $0.0 million for the three months ended December 31, 2008, down from $2.4 million in the comparable period of 2007.

Recent Events

During the fourth quarter and subsequent to year end, the Company reported the following key accomplishments:

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Hired a new President and CEO, Richard K. Howe.

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Renegotiated the terms and conditions of its loan agreements with Wachovia Bank N.A.

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Divested of its Cherish, Inc. subsidiary.

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Reinstated into continuing operations, its online direct marketing business iLead Media.

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Hired a new CFO, Gail Babitt.

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Right-sized the operation from an average FY08 headcount of 196 to the current headcount of 125.

Fourth Quarter Financial Details for Continuing Operations

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Network

The Network segment, which represented 85% of total revenue for the three months ended December 31, 2008, is comprised of an online search network, an affiliate network, software solutions and web hosting. Network revenue for the three months ended December 31, 2008 totaled $10.3 million, up 60% from $6.4 million from the comparable period in 2007 primarily due to strong growth in our search business. Network EBITDA was $0.7 million, down 37% from $1.1 million reported a year ago. Weakness in the affiliate business and the economy are the cause of the decline.

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Direct

The Direct segment, which represented 17% of total revenue for the three months ended December 31, 2008, is primarily engaged in the interactive direct marketing of internally generated and third party offers.  Revenue from the Direct segment totaled $2.1 million for the three months ended December 31, 2008, down 25% from $2.7 million from the comparable period in 2007. Direct EBITDA was $0.2 million, down 86% from $1.2 million from the comparable period in 2007. Weakness in the economy is the cause of the decline.

Full Year Results

For the twelve months ended December 31, 2008, revenue from continuing operations rose 86% over the comparable period in 2007 to $51.6 million, reflecting strong growth in the Company’s search business within the Network segment.  For the twelve months ended December 31, 2008, Network revenue rose 125% over the comparable period in 2007 to $42.7 million.

The net loss from continuing operations for the twelve months ended December 31, 2008 was $44.9 million, or $0.68 per share, which included impairment charges totaling $40.2 million and a provision for valuation allowance on deferred tax assets of $9.8 million. This is compared with a net loss from continuing operations of $3.1 million, or $0.05 per share, for the comparable period in 2007.

The net loss from discontinued operations for the twelve months ended December 31, 2008 was $37.9 million, or $0.56 per share, versus a net profit of $2.0 million, or $0.03 per share for the comparable period in 2007.  The net loss from discontinued operations for the twelve months ended December 31, 2008 includes a write-down of assets to reflect estimated net realizable value less selling cost of $40.4 million, whereas there was no comparable item for the twelve months ended December 31, 2007.

EBITDA for the twelve months ended December 31, 2008 was $3.3 million, compared with $9.1 million for the twelve months ended December 31, 2007.

Please refer to Kowabunga's Form 10-K filed with the SEC on March 31, 2009 for the complete report of financial results for the fourth quarter and full year ended December 31, 2008.

Net Revenue by Industry Segment Three Months Ended December 31, (in Thousands)
	2008		2007
Segment	Amount	Percent	Amount	Percent
Network	$10,284	84.60%	$6,420	74.51%
Direct	2,054	16.90%	2,730	31.69%
Elimination	(183)	(1.50%)	(534)	(6.20%)
Total Revenue	$12,155	100.00%	$8,616	100.00%

Net Revenue by Industry Segment Twelve Months Ended December 31, (in Thousands)
	2008		2007
Segment	Amount	Percent	Amount	Percent
Network	$42,748	82.89%	$19,009	68.39%
Direct	9,977	19.35%	10,095	36.32%
Elimination	(1,153)	(2.24%)	(1,308)	(4.71%)
Total Revenue	$51,573	100.00%	$27,796	100.00%

Reconciliation of Net Income to EBITDA

In addition to other measures, management evaluates the operating results of each of its segments based upon revenue and "EBITDA," which is defined as net income before interest, income taxes, depreciation and amortization, each of which is presented on the company's Consolidated Statements of Operations or Statements of Cash Flows as well as other one-time items and non-cash expenses. The company's presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. Any of these items could be significant to the company's financial results. The following table reconciles EBITDA to net income for the three months and the twelve months ended December 31, 2008 and 2007 (Amounts in Thousands):

	Years Ended December 31,		Three Months Ended December 31,
EBITDA Reconciliation	2008	2007	2008	2007
Pre-tax	($85,876)	($1,610)	($37,485)	($398)
Amortization	6,171	7,086	1,318	1,856
Stock-Based Compensation	268	1,066	(118)	131
Assets Impairment	80,624	114	35,565	-
Depreciation	2,040	1,663	582	609
Net Interest Expense	726	848	155	223
Derivative Adjustment	-	(31)	-	-
Gain From Settlement	(628)	-	-	-
TOTAL EBITDA	$3,325	$9,136	$17	$2,421
EBITDA By Segment
Network	$4,310	$4,576	$730	$1,149
Direct	2,970	4,076	165	1,155
Discontinued Operations	2,200	5,896	620	1,656
Corporate	(6,155)	(5,412)	(1,498)	(1,539)
TOTAL EBITDA	$3,325	$9,136	$17	$2,421

Conference Call Information

The Company will host a conference call Tuesday, March 31, 2009 at 4:30 pm Eastern Time. Participants can access the call by dialing 800-762-8779 (domestic) or 480-248-5081 (international). In addition, the call will be webcast on the Investor Relations section of the Company’s website at www.kowabunga.com where it will also be archived for 45 days. A telephone replay will be available through Tuesday, April 14, 2009. To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international), passcode 4032578.

About Kowabunga!®, Inc.

Kowabunga is a leading provider of performance based advertising and technology solutions. The company operates two businesses, a Direct Marketing business and an Advertising Exchange business. For more information, visit www.kowabunga.com.

Forward-Looking Statements

Statements made in this press release that express the Company's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company's report, as filed with the Securities and Exchange Commission on Form 10-K, filed March 31, 2009, under the section headed "Risk Factors." The Company cannot guarantee future financial results, levels of activity, performance or achievements, and investors should not place undue reliance on the Company's forward-looking statements.

Contact

Ryan Riggin, Vice President of Marketing, 727-324-0046 x4309

ryan.riggin@kowabunga.com

Gail Babitt, Chief Financial Officer, 727-324-0046 x2123

gail.babitt@kowabunga.com